EXHIBIT 99.1

AMN Healthcare Announces CFO Transition

Jeffrey Knudson to Step Down as CFO Following Company’s Q3 Report

Company Expects to Announce New Leader in Expanded CFO/COO Role Prior to November 8

Reaffirms Third Quarter 2024 Outlook

DALLAS, October 1, 2024 - AMN Healthcare Services, Inc. (NYSE: AMN) (“AMN” or “the Company”), the leader and innovator in total talent solutions for healthcare organizations across the United States, today announced that Jeffrey Knudson will step down from his role as Chief Financial Officer, effective November 8, 2024, to pursue an opportunity with a private company outside of the healthcare staffing industry.

AMN expects to announce a new leader in an expanded Chief Financial Officer/Chief Operating Officer position prior to Mr. Knudson’s departure.

Cary Grace, President and Chief Executive Officer of AMN, said, "On behalf of the AMN Board and management team, I want to thank Jeff for his leadership of our finance organization. He played an important role guiding AMN through a wide range of market conditions over his three years as our CFO. We wish him success in his new position."

Mr. Knudson said, "It has been an honor to be part of AMN and I have full confidence in the team’s capabilities. I believe the Company is well positioned to capitalize on the opportunities that lie ahead."

Reaffirms Third Quarter 2024 Outlook

AMN today reaffirmed its financial guidance for the third quarter 2024, which the Company provided in connection with the announcement of its second quarter 2024 financial results on August 8, 2024.

AMN will report its third quarter 2024 financial results on November 7, 2024.

About AMN Healthcare

AMN Healthcare is the leader and innovator in total talent solutions for healthcare organizations across the United States. Through a steadfast partnership approach, we solve the most pressing workforce challenges to enable better clinical outcomes and access to care. We provide a comprehensive network of quality healthcare professionals and deliver a fully integrated and customizable suite of workforce technologies.

The Company’s common stock is listed under the symbol “AMN” on the New York Stock Exchange. For more information about AMN Healthcare, visit www.amnhealthcare.com, where the Company posts news releases, investor presentations, webcasts, SEC filings and other material information. The Company also utilizes email alerts and Really Simple Syndication (“RSS”) as routine channels to supplement distribution of this information. To register for email alerts and RSS, visit http://ir.amnhealthcare.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning the timing of Mr. Kundson’s departure from the Company, the timing of an interim or permanent successor, our third quarter 2024 financial guidance, including consolidated and segment revenue, consolidated gross margin, operating margin, SG&A as a percent of revenue, adjusted EBITDA margin, depreciation expense, non-cash amortization expense, share-based compensation expense, integration and other expenses, interest expense, adjusted tax rate, and number of diluted shares outstanding. The Company bases these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are also identified by words such as “believe,” "project," “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

For a discussion of additional risk factors and a more complete discussion of some of the cautionary statements noted above that could cause actual results to differ from those implied by the forward-looking statements contained in this press release, please refer to our most recent Annual Report on Form 10-K for the year ended December 31, 2023. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated and the Company is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Media Contact

Corporate Communications

AMN Healthcare

AMN-PR@amnhealthcare.com

Investor Contact

Randle Reece

Senior Director, Investor Relations & Strategy

AMN Healthcare

866.861.3229

ir@amnhealthcare.com